EXHIBIT 4 (b)

                                ANNUITY CONTRACT

                              PHL VARIABLE INSURANCE COMPANY
[LOGO] Phoenix                A STOCK COMPANY
--------------------------------------------------------------------------------
                                 CONTRACT NUMBER:       [0123456]
                              CERTIFICATE NUMBER:       [100]
                               CERTIFICATE OWNER:       [JOHN M. PHOENIX]
                                   CONTRACT DATE:       [March 01, 2006]
                                  STATE OF ISSUE:       [Rhode Island]


To the Certificate Owner:

The PHL Variable Insurance Company ("the Company") agrees, subject to the conditions and provisions of this certificate, to provide the benefits specified in this certificate. If the certificate is in force on the Maturity Date, we shall begin to pay a series of annuity payments automatically to the Certificate Owner beginning on the Maturity Date for a period certain of 10 years and as long thereafter as the Annuitant lives, unless another option is elected. The amount of each annuity payment, as described in the Annuity Benefits section, will be based on the Certificate Value on the Maturity Date and the annuity payment factors.

We are issuing this certificate in consideration of the application, if any, and our receipt of the Single Premium at our Annuity Operations Division. The provisions of this and the following pages and any attachments make up your certificate. This Certificate is governed by the laws of the state in which it was delivered.

RIGHT TO RETURN THIS CERTIFICATE. THIS CERTIFICATE MAY BE RETURNED WITHIN 10 DAYS (20 DAYS FOR REPLACEMENTS) AFTER YOU RECEIVE IT FOR A REFUND OF THE SINGLE PREMIUM, LESS ANY WITHDRAWALS MADE UNDER THIS CERTIFICATE AS OF THE DATE OF CANCELLATION. THIS CERTIFICATE WILL BE VOID FROM ITS BEGINNING. YOU MAY RETURN THE CERTIFICATE BY DELIVERING OR MAILING IT TO US AT THE ADDRESS BELOW OR BY RETURNING IT TO THE AGENT OR AGENCY OFFICE THROUGH WHICH IT WAS DELIVERED.


                         PHL VARIABLE INSURANCE COMPANY
                          [Annuity Operations Division
                                   PO Box 8027
                              Boston, MA 02266-8027
                            Telephone (800) 541-0171]

         Signed for PHL Variable Insurance Company at One American Row,
                          Hartford, Connecticut 06115.

       /s/ Philip K. Polkinghorn                  /s/ John H. Beers
     [---------------------------]         [---------------------------]
             [ President ]                        [ Secretary ]


                         READ YOUR CERTIFICATE CAREFULLY
           IT IS A LEGAL CERTIFICATE BETWEEN THE CERTIFICATE OWNER AND
                        PHL VARIABLE INSURANCE COMPANY.

THE CERTIFICATE VALUE WILL DEPEND ON AMOUNTS CREDITED TO THE FIXED ACCOUNT AND THE INDEXED ACCOUNTS. THE CERTIFICATE VALUE MAY INCREASE BASED ON THE INDEX CALCULATION DESCRIBED IN THE INDEX ACCOUNT(S) YOU SELECTED. WHILE ACCOUNT VALUE FOR EACH INDEXED ACCOUNT IS AFFECTED BY THE VALUE OF AN OUTSIDE INDEX, THE CERTIFICATE DOES NOT DIRECTLY PARTICIPATE IN ANY STOCK OR EQUITY INVESTMENT. WITHDRAWALS OR A SURRENDER MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT, WHICH MAY INCREASE OR DECREASE THE AMOUNT WITHDRAWN OR SURRENDERED. WITHDRAWALS OR A SURRENDER MAY BE SUBJECT TO SURRENDER CHARGES.



05FNDEIA-C

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    Group Single Premium Deferred Equity Indexed Modified Guaranteed Annuity
                  Nonparticipating - not eligible for dividends




























05FNDEIA-C

                                TABLE OF CONTENTS


    Section              Provision

           1. Schedule Pages

           2. Definitions

           3. Entire Certificate

           4. Certificate Owner(s) and Beneficiary(ies)

           5. Premium, Allocation, and Reallocation

           6. Fixed Account, Indexed Accounts

           7. Withdrawals, Surrender, Termination

           8. Market Value Adjustment Feature

           9. Waiver Provisions

          10. Death Benefit

          11. Assignment

          12. Deferral of Determinations

          13. Proof Required for Payment

          14. Misstatements

          15. Change of Maturity Date

          16. Statement of Account

          17. Annuity Benefits

          18. Annuity Payment Options

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                            SECTION 1: SCHEDULE PAGES
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Certificate Owner:             [John Doe]

Certificate Number:            [13000000]

Single Premium:                [$100,000.00]

Certificate Date:              [February 1, 2006]

Maturity Date:                 [February 1, 2041]

Certificate Owner's Age:       [35]

Certificate Owner's Sex:       [Male]

Annuitant:                     [Jane Doe]

Joint Annuitant:               [None]

Beneficiary:                   [As specified later in this Section 1]

                         PREMIUM ALLOCATION PERCENTAGES

Fixed Account                                                          [100.00%]

Indexed Account A - Point-to-Point with Cap Indexed Account            [000.00%]

Indexed Account B - Performance Trigger Indexed Account                [000.00%]

Indexed Account C - Monthly Average with Spread Indexed Account        [000.00%]

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                      SECTION 1: SCHEDULE PAGES (continued)
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Certificate Owner:                                        [John Doe]
Certificate Number:        [13000000]




                                  FIXED ACCOUNT
                          (THE VALUES BELOW APPLY ONLY
                              TO THE FIXED ACCOUNT)

Premium Allocation                  [$100,000.00]

Initial Interest Rate               [3.00%]

Guaranteed Minimum Interest Rate    [0.00% for each Certificate Year in
                                           surrender charge period,
                                    0.00%  for each Certificate Year
                                           thereafter]


INTEREST CREDITING
We will credit interest on Account Value allocated to the Fixed Account at rates we declare on an annual effective basis. The initial interest rate applicable to the Fixed Account applies to the first Certificate Year only. On each subsequent Certificate Anniversary, a new interest rate will be declared and will be guaranteed for the following Certificate Year. Subsequent interest rates may be higher or lower than the initial interest rate, but in no event lower than the Guaranteed Minimum Interest Rate as shown above.

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                      SECTION 1: SCHEDULE PAGES (continued)
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Certificate Owner:         [John Doe]
Certificate Number:        [13000000]


           INDEXED ACCOUNT A - POINT-TO-POINT WITH CAP INDEXED ACCOUNT
           -----------------------------------------------------------
                          (THE VALUES BELOW APPLY ONLY
                 TO THE POINT-TO-POINT WITH CAP INDEXED ACCOUNT)


Premium Allocation                   [$0.00]

Index                                [S&P 500(R)*]

Index Value on the Certificate Date  [1000.00]

Initial Index Cap                    [6.00%]

Guaranteed Minimum Index Cap         [0.00% for each Certificate Year during
                                     surrender charge period, 0.00% for each
                                     Certificate Year thereafter]

Guaranteed Minimum Index Credit      [0.00%]

Account Value allocated to the Point-to-Point with Cap Indexed Account earns an Index Credit on each Certificate Anniversary that is based on the performance of the Index for the past Certificate Year. The Index Credit equals the lesser of the Index Growth, the calculation of which is described below, and the applicable Index Cap, but in no event less than the Guaranteed Minimum Index Credit as shown above. Index Credit will not be calculated or applied anytime other than on the Certificate Anniversaries.

On each Certificate Anniversary the Index Growth is calculated as ((i) divided by (ii)) minus 1, where:

     (i)  is the Index Value on the Certificate Anniversary, and

     (ii) is the Index Value on the preceding Certificate Anniversary.

On the first Certificate Anniversary, the Certificate Date is deemed the preceding Certificate Anniversary for the purpose of this calculation.


INDEX CAP

The Index Cap is the maximum Index Credit that can be applied to the Account Value in any given Certificate Year. The initial Index Cap applies to the first Certificate Year only. On each subsequent Certificate Anniversary, a new Index Cap will be declared and will be guaranteed for the following Certificate Year. Subsequent Index Caps may be higher or lower than the initial Index Cap, but in no event lower than the Guaranteed Minimum Index Cap as shown above.










* ["Standard & Poor's(R)", "S&P(R)", "S&P 500(R)", "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Phoenix Life Insurance Company and its affiliates. This annuity is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of purchasing this annuity.]

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                      SECTION 1: SCHEDULE PAGES (continued)
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Certificate Owner:                                        [John Doe]
Certificate Number:        [13000000]


             INDEXED ACCOUNT B - PERFORMANCE TRIGGER INDEXED ACCOUNT
             -------------------------------------------------------
                          (THE VALUES BELOW APPLY ONLY
                   TO THE PERFORMANCE TRIGGER INDEXED ACCOUNT)


Premium Allocation                   [$0.00]

Index                                [S&P 500(R)*]

Index Value on the Certificate Date  [1000.00]

Initial Triggered Rate               [5.00%]

Guaranteed                           Minimum Triggered Rate [0.00% for each
                                     Certificate Year during surrender charge period, 0.00% for each Certificate Year thereafter]

Guaranteed Minimum Index Credit      [0.00%]

Account Value allocated to the Performance Trigger Indexed Account earns an Index Credit on each Certificate Anniversary that is based on the performance of the Index for the past Certificate Year.

On each Certificate Anniversary the Index Credit equals the Triggered Rate if the Index Growth, the calculation of which is described below, is greater than zero. The Index Credit equals the Guaranteed Minimum Index Credit as shown above if the Index Growth is less than or equal to zero. Index Credit will not be calculated or applied anytime other than on the Certificate Anniversaries.

The Index Growth is calculated as ((i) divided by (ii)) minus 1, where:

     (i)  is the Index Value on the Certificate Anniversary, and

     (ii) is the Index Value on the preceding Certificate Anniversary.

On the first Certificate Anniversary, the Certificate Date is deemed the preceding Certificate Anniversary for the purpose of this calculation.


TRIGGERED RATE

A Triggered Rate is applied to the Account Value if the Index Growth for the Certificate Year is greater than zero. The initial Triggered Rate applies to the first Certificate Year only. On each subsequent Certificate Anniversary, a new Triggered Rate will be declared and will be guaranteed for the following Certificate Year. Subsequent Triggered Rates may be higher or lower than the initial Triggered Rate, but in no event lower than the Guaranteed Minimum Triggered Rate as shown above.

* ["Standard & Poor's(R)", "S&P(R)", "S&P 500(R)", "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Phoenix Life Insurance Company and its affiliates. This annuity is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of purchasing this annuity.]

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--------------------------------------------------------------------------------
                      SECTION 1: SCHEDULE PAGES (continued)
--------------------------------------------------------------------------------

Certificate Owner:      [John Doe]
Certificate Number:     [13000000]


         INDEXED ACCOUNT C - MONTHLY AVERAGE WITH SPREAD INDEXED ACCOUNT
         ---------------------------------------------------------------
                          (THE VALUES BELOW APPLY ONLY
               TO THE MONTHLY AVERAGE WITH SPREAD INDEXED ACCOUNT)


Premium Allocation                   [$0.00]

Index                                [S&P 500(R)*]

Index Value on the Certificate Date  [1000.00]

Initial Index Spread                 [2.00%]

Guaranteed Maximum Index Spread      [10.00% for each Certificate Year during
                                     surrender charge period, 10.00% for each Certificate Year thereafter]

Guaranteed Minimum Index Credit      [0.00%]


Account Value allocated to the Monthly Average with Spread Indexed Account earns an Index Credit on each Certificate Anniversary that is based on the performance of the Index for the past Certificate Year.

On each Certificate Anniversary the Index Credit equals the Averaged Index Growth, the calculation of which is described below, less the Index Spread, but in no event less than the Guaranteed Minimum Index Credit as shown above. Index Credit will not be calculated or applied anytime other than on the Certificate Anniversaries.

The Averaged Index Growth is calculated as ((i) divided by (ii)) minus 1, where:

     (i) is the sum of the Index Values on each Monthly Processing Date during the Certificate Year, divided by 12, and

     (ii) is the Index Value on the preceding Certificate Anniversary.

On the first Certificate Anniversary, the Certificate Date is deemed the preceding Certificate Anniversary for the purpose of this calculation.


INDEX SPREAD

The Index Spread is the amount subtracted from the Averaged Index Growth when the Index Credit is calculated. The initial Index Spread applies to the first Certificate Year only. On each subsequent Certificate Anniversary, a new Index Spread will be declared and will be guaranteed for the following Certificate Year. Subsequent Index Spreads may be higher or lower than the initial Index Spread, but in no event higher than the Guaranteed Maximum Index Spread as shown above.



* ["Standard & Poor's(R)", "S&P(R)", "S&P 500(R)", "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Phoenix Life Insurance Company and its affiliates. This annuity is not sponsored, endorsed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of purchasing this annuity.]

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                      SECTION 1: SCHEDULE PAGES (continued)
--------------------------------------------------------------------------------

Certificate Owner:      [John Doe]
Certificate Number:     [13000000]



CERTIFICATE CHARGES

[Tax charge:  0.00% of Single Premium payment]

Surrender Charge:  deducted in accordance with the following Surrender Charge
                   Schedule



                           Surrender Charge Schedule*

          ----------------------------------------------------------
              Complete Certificate            Surrender Charge
                     Years                       Percentage
          ---------------------------- -- --------------------------
                      [0                             7%
          ---------------------------- -- --------------------------
                       1                             7%
          ---------------------------- -- --------------------------
                       2                             7%
          ---------------------------- -- --------------------------
                       3                             6%
          ---------------------------- -- --------------------------
                       4                             6%
          ---------------------------- -- --------------------------
                       5                             5%
          ---------------------------- -- --------------------------
                       6                             5%
          ---------------------------- -- --------------------------
                      7+                             0%]
          ----------------------------------------------------------




















*  See Section 7 for a description of how this charge is determined.

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                      SECTION 1: SCHEDULE PAGES (continued)
--------------------------------------------------------------------------------

Certificate Owner:      [John Doe]
Certificate Number:     [13000000]



BENEFICIARY

[Jack Doe]

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                             SECTION 2: DEFINITIONS
--------------------------------------------------------------------------------

The term "ACCOUNT" means an Indexed Account or a Fixed Account.

The term "ACCOUNT VALUE" means the value available in each Account for annuitization or surrender, before the application of any surrender charge or Market Value Adjustment.

The term "ANNUITANT/JOINT ANNUITANT" means the person or persons on whose continuation of life or lives the annuity benefit is based upon for this certificate. The Annuitant shown on the Schedule Page when the certificate was issued is the Primary Annuitant. Unless otherwise prohibited by the terms of this certificate and any attachments, the Annuitant/Joint Annuitant may be changed prior to the Maturity Date; there may be tax consequences.

The term "BENEFICIARY" is as defined in Section 4.

The term "BUSINESS DAY" means any day we are open for business and the New York Stock Exchange is open for trading. We will deem each Business Day to end at the close of regularly scheduled trading of the New York Stock Exchange (currently 4:00 p.m. Eastern Time) on that day.

The term "CERTIFICATE ANNIVERSARY" means the same day and month of each year as the Certificate Date following the Certificate Date. If the day does not exist in a month, the last day of the month will be used.

The term "CERTIFICATE DATE" means the date this Certificate is issued and the date from which Certificate Years are measured. The Certificate Date is shown on the Schedule Pages. The certificate will begin in effect on the Certificate Date provided the Single Premium is received and the Certificate Owner is alive.

The term "CERTIFICATE VALUE" is equal to the sum of the Account Value of each of the Accounts.

The term "CERTIFICATE YEAR" means the 12-month period beginning on the Certificate Date and each 12-month period thereafter.

The term "GROSS WITHDRAWAL" means the amount deducted from the Certificate Value as a consequence of your request for a withdrawal.

The term "INDEX" means the measure used to determine the Index Credit for a particular Indexed Account. The Index used for a particular Indexed Account is shown on the Schedule Pages. If the Index is no longer available or if the Index calculation is substantially changed, a suitable replacement index will be used, subject to any required regulatory approval. We will notify you of the change.

The term "INDEX VALUE" means the published value of the Index, excluding any dividends that may be paid by the firms that comprise the Index. The Index Value on the Certificate Date, Certificate Anniversaries, or Monthly Processing Dates will be the Index Value published as of the close of business on the Business Day prior to the Certificate Date, Certificate Anniversary, or Monthly Processing Date, respectively. If an Index Value is not published on any particular day, the first preceding Index Value will be used.

The term "MATURITY DATE" is the date annuity payments commence in the form of an annuity payment option. The Maturity Date is as shown on the Schedule Pages or as later changed. For further details see Section 15.

The term "MONTHLY PROCESSING DATE" means the same date of each month as the Certificate Date. If the day does not exist in a month, the last day of the month will be used.

The term "NET WITHDRAWAL" means the payment you will receive as a consequence of your request for a withdrawal, provided sufficient Certificate Value is available. The Net Withdrawal is equal to the Gross Withdrawal, adjusted by any applicable Market Value Adjustment, less any applicable Surrender Charges and taxes.

The term "CERTIFICATE OWNER" or "CERTIFICATE OWNERS" means the person, persons, or entity with Certificate Ownership rights in the Certificate. The Certificate Owner is as shown on the Schedule Pages or as later changed. For further details see Section 4.

The term "SURRENDER VALUE" is as defined in Section 7.

The terms "WE, US, AND OUR" refer to the Company.

The terms "WRITTEN REQUEST" and "WRITTEN NOTICE" mean a request or notice we receive in writing at our Annuity Operations Division in a form satisfactory to us.

The terms "YOU" and "YOUR" refer to the Certificate Owner(s) of this certificate, as defined in Section 4, or the joint Certificate Owners of this certificate if a joint Certificate Owner is named.

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                          SECTION 3: ENTIRE CERTIFICATE
--------------------------------------------------------------------------------

This certificate is an agreement between the Certificate Owner(s) and the Company. This certificate and any attachments comprise the entire certificate. Any change in terms of this certificate, as required to conform with law, must be signed by one of our executive officers and countersigned by another one of our executive officers. Any benefits payable under this certificate are payable at our Annuity Operations Division. All paid-up annuity, surrender, and death benefits under this certificate are not less than the minimum benefits required by any statute of the state where this certificate is delivered or issued for delivery. Any additional amounts we credit to the certificate will be treated as any other gain in the certificate and will increase the paid-up annuity, cash surrender, and death benefits. Paid-up annuity, cash surrender benefits and death benefits will be reduced by any withdrawals.

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              SECTION 4: CERTIFICATE OWNER(S) AND BENEFICIARY(IES)
--------------------------------------------------------------------------------

CERTIFICATE OWNER(S)
The Certificate Owner is the person, persons, or entity, with sole and absolute power to exercise all rights and privileges without the consent of any other party, except as otherwise provided by this certificate or unless you provide otherwise by written notice. If there is more than one Certificate Owner, all Certificate Owners must consent to any changes. If no Certificate Owner is named, the Annuitant will be the Certificate Owner. If you are a non-natural Certificate Owner, any change to or the death of the Primary Annuitant will be treated as the death of an Certificate Owner. Under certificates used with certain tax-qualified plans, the Certificate Owner must be the Annuitant. More than one Certificate Owner may be named. If any Certificate Owner dies, all rights vest equally in the surviving Certificate Owners. If any Certificate Owner dies prior to the Maturity Date, the death benefit will be paid as provided in Section 10.

BENEFICIARY(IES)
The Beneficiary is the person who receives death benefits under this certificate. If there is no surviving Beneficiary when the death benefit becomes payable in accordance with Section 10, the Certificate Owner will be the Beneficiary. If the Certificate Owner is not living, then the estate of the Certificate Owner will be the Beneficiary.

The Certificate Owner(s) and the Beneficiary will be as shown in the certificate unless you change them or they are changed by the terms of this section.

CHANGES
While this certificate is in effect, you may change the Beneficiary. You may also change the Certificate Owner or Annuitant with our consent. You may only change the Certificate Owner by transferring Certificate Ownership of the entire certificate between spouses or to a single grantor trust. If the Certificate Owner is a natural person, You may change Annuitant(s) or name a new Annuitant upon the death of the Primary Annuitant prior to the Maturity Date. If you do not name a new Annuitant, and the Certificate Owner is a natural person, the Certificate Owner will become the Annuitant.

A request to make any changes must be made by written request. If there is more than one Certificate Owner, all Certificate Owners must sign the request. When we receive it, the change will be effective as of the date it was signed by the last Certificate Owner to sign, whether or not an Certificate Owner or Annuitant is then alive. The change, however, will be subject to the rights of any assignee of record with us and subject to any payment made or other action taken by us before we received and filed the notice.

Your exercise of any rights will, to the extent thereof, assign, release, or surrender the interest of the Annuitant and all beneficiaries and Certificate Owners under this certificate.

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                SECTION 5: PREMIUM, ALLOCATION, AND REALLOCATION
--------------------------------------------------------------------------------

PREMIUM
The amount applied to this certificate will be the Single Premium received minus a deduction for any applicable tax including premium tax where applicable. The Single Premium as shown on the Schedule Pages, is payable at Our Annuity Operations Division, but may be given to an authorized agent for forwarding to Our Annuity Operations Division. No benefit associated with any such Single Premium will be provided until it is actually received by us at our Annuity Operations Division, and only if received prior to the Certificate Date. The Single Premium may not exceed $1,000,000 without our prior approval.

TAX
A Tax is any tax charged by a state or municipality on premium, whether or not characterized as premium tax, any such other state or local taxes imposed or other governmental charge which may be required based on the laws of the state or municipality of delivery, or the state or municipality where the Certificate Owner resides. The tax rate, if applicable, is shown on the Schedule Pages. We will pay any tax due and will only reimburse ourselves upon the remittance of the tax to the applicable state or municipality.

PREMIUM ALLOCATION
On the Certificate Date, the Premium will be allocated to the Fixed Account and Indexed Account(s) you elected, as shown on the Schedule Pages.

SEPARATE ACCOUNT
Assets supporting our liabilities under this certificate are held in PHL Variable Separate Account MVA1. PHL Variable Separate Account MVA1 ("Separate Account") is a non-unitized separate account established under Connecticut law. The terms and values of the certificate do not depend on the performance of the assets in the Separate Account. There are no discrete units in the Separate Account.

REALLOCATION AMONG ACCOUNTS
Within 30 days prior to each Certificate Anniversary, you may request to reallocate your Account Value among Accounts then available. Reallocation will be effective on such Certificate Anniversary. Requests for reallocation must be received in a format satisfactory to us at our Annuity Operations Division prior to the Certificate Anniversary for such requests to be effective.

--------------------------------------------------------------------------------
                   SECTION 6: FIXED ACCOUNT, INDEXED ACCOUNTS
--------------------------------------------------------------------------------

FIXED ACCOUNT
The Fixed Account earns interest daily. Fixed Account information is shown on the Schedule Pages.

On the Certificate Date, the Account Value of the Fixed Account is equal to the portion of the Premium allocated to the Fixed Account as of the Certificate Date.

Thereafter, the Account Value for the Fixed Account equals:

     1. the initial allocation and any reallocations to the Fixed Account, plus

     2. interest credited, less

     3. any reallocations from the Fixed Account, less

     4. any Gross Withdrawals from the Fixed Account.

INDEXED ACCOUNTS
This certificate also provides for one or more Indexed Accounts. Indexed Account information is shown on the Schedule Pages. We reserve the right to add additional Indexed Accounts, or to cease offering one or more of the Indexed Accounts at any time.

On the Certificate Date, the Account Value of an Indexed Account is equal to the portion of the Premium allocated to such Indexed Account as of the Certificate Date.

On each Certificate Anniversary, the Account Value for an Indexed Account equals:

     1. the Account Value immediately preceding the Certificate Anniversary, multiplied by the resulting value of (1 + the applicable Index Credit), less

     2. any reallocations from the Indexed Account, plus

     3. any reallocations to the Indexed Account, less

     4. any Gross Withdrawals from the Indexed Account.

On any other date, the Account Value for an Indexed Account equals:

     1. the Account Value for such Indexed Account on the preceding Certificate Anniversary, less

     2. any Gross Withdrawals from the applicable Indexed Account since the preceding Certificate Anniversary.

For the first Certificate Year, the Certificate Date is deemed to be the preceding Certificate Anniversary for purposes of this calculation.

An Index Credit is calculated on each Certificate Anniversary according to the Indexed Accounts you elected as shown on the Schedule Pages, and vests immediately. Amounts surrendered or withdrawn effective on a Certificate Anniversary will receive the Index Credit for the preceding Certificate Year. Amounts surrendered or withdrawn prior to the end of a Certificate Year will not receive the Index Credit for such Certificate Year.

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                 SECTION 7: WITHDRAWALS, SURRENDER, TERMINATION
--------------------------------------------------------------------------------

WITHDRAWALS
You may request a withdrawal from the Certificate Value at any time prior to the Maturity Date. Such withdrawals must be by written request and must include any tax withholding information we may reasonably require. Applicable Surrender Charges and Market Value Adjustments will be applied as described in this
Section 7 and in Section 8. The Account Value of each Account will be reduced proportionately, unless otherwise agreed upon, by the Gross Withdrawal. The payment you will receive is the Net Withdrawal.

In each Certificate Year, you may withdraw a portion of your Certificate Value free of any Surrender Charge or Market Value Adjustment. This portion is called the free withdrawal amount. During the first Certificate Year, the free withdrawal amount is 10% of the Certificate Value at the time of the first withdrawal. After the first Certificate Year, the free withdrawal amount is 10% of the Certificate Value on the preceding Certificate Anniversary.

SURRENDER
You may request to withdraw the entire Certificate Value at any time prior to the Maturity Date, which is referred to as a surrender. Surrenders must also be by written request and must include any tax withholding information we may reasonably require. Applicable Surrender Charges and Market Value Adjustments will be applied as described in this Section 7 and in Section 8. The payment you will receive is the Surrender Value. The Surrender Value is an amount equal to the Certificate Value, adjusted by any applicable Market Value Adjustment, less any applicable Surrender Charge and taxes.

SURRENDER CHARGE
A Surrender Charge may apply to a withdrawal or surrender, depending on the date and amount of such withdrawal or surrender. The surrender charge schedule you elected at issue is specified on the Schedule Pages. Surrender Charges will be applied on Certificate Value surrendered or withdrawn in excess of the free withdrawal amount, and after the application of any Market Value Adjustment, up to the Premium less prior withdrawals for which a Surrender Charge was applied.

TERMINATION
If the Certificate Value becomes zero, the certificate will immediately terminate, unless otherwise determined by an attached rider, amendment, or endorsement. We will mail a written notice to you at your most recent post office address on file at our Annuity Operations Division.

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                   SECTION 8: MARKET VALUE ADJUSTMENT FEATURE
--------------------------------------------------------------------------------

A Market Value Adjustment ("MVA") is applied to withdrawals or upon surrender before the end of a surrender charge period. The MVA, which may be positive or negative, applies to all Accounts within the certificate.

The Market Value Adjustment equals the Certificate Value withdrawn or surrendered in excess of the free withdrawal amount multiplied by the following:


                                   1+i     (n/12)
                              [----------]        -1
                               1+j+0.0050

where:

     i - is the Treasury Constant Maturity yield as published by the Federal Reserve on the business day prior to the Certificate Date for the maturity matching the duration of the surrender charge period;

     j - is the Treasury Constant Maturity yield as published by the Federal Reserve on the business day prior to the date of withdrawal or surrender for the maturity matching the remaining years in the surrender charge period (fractional years rounded up to the next full year);

     n - is the number of complete months from the time of withdrawal or surrender to the end of the surrender charge period.

If a Treasury Constant Maturity yield for a particular maturity is not published, the yield will be interpolated between the yields for maturities that are published. If the Treasury Constant Maturity yields are no longer published, we will choose a suitable replacement, subject to any regulatory approvals, and provide you with notice accordingly.

A positive MVA will increase the amount withdrawn or surrendered. There is no limit on a positive MVA. A negative MVA will decrease the amount withdrawn or surrendered. A negative MVA will not decrease the amount withdrawn or surrendered by more than the amount (i) exceeds (ii), where:

     (i)  equals the amount withdrawn or surrendered, and

     (ii) equals the portion of the Premium associated with (i), adjusted by prior withdrawals.

The MVA is waived on the free withdrawal amount, on death, and on annuitization if annuitization occurs after five Certificate Years. The MVA is not waived on nursing home waiver and terminal illness waiver.

--------------------------------------------------------------------------------
                          SECTION 9: WAIVER PROVISIONS
--------------------------------------------------------------------------------

NURSING HOME WAIVER
Prior to the Maturity Date, you may withdraw a portion or surrender all of your Certificate Value, adjusted by any applicable Market Value Adjustment, without a Surrender Charge, provided that:

     a. more than one year has elapsed since the Certificate Date, and

     b. the surrender is requested within two years of the Certificate Owner's admission into a Licensed Nursing Home Facility, and

     c. the Certificate Owner has been confined to a Licensed Nursing Home Facility for at least the preceding 120 days.

A Licensed Nursing Home Facility is defined as a state licensed hospital or state licensed skilled or intermediate care nursing facility at which medical treatment is available on a daily basis. You must provide us with satisfactory evidence of confinement by written notice.

TERMINAL ILLNESS WAIVER
Prior to the Maturity Date, you may withdraw a portion or surrender all of your Certificate Value, adjusted by any applicable Market Value Adjustment, without a Surrender Charge, provided that we receive proof, satisfactory to us of the Certificate Owner's Terminal Illness. Terminal Illness is defined as an illness or condition that is expected to result in the Certificate Owner's death within six months.

--------------------------------------------------------------------------------
                            SECTION 10: DEATH BENEFIT
--------------------------------------------------------------------------------

The death benefit will be determined upon the death of any Certificate Owner. The death benefit is equal to the Certificate Value as of the date of death. No Surrender Charge, Market Value Adjustment or Index Credit for the year in which the death occurred will be included in the death benefit calculation. The death benefits provided under this certificate are not less than the minimum benefits required under the laws of the state where this certificate is delivered or issued for delivery.

DEATH BEFORE MATURITY DATE
If the certificate is held by a single Certificate Owner who dies before the Maturity Date, we will pay the death benefit to the designated Beneficiary upon receipt of a certified death certificate, or any other proof acceptable to us. If there is more than one Certificate Owner and one of the Certificate Owners dies before the Maturity Date, we will pay the death benefit to the surviving Certificate Owner(s), if any, who will be deemed to be the designated Beneficiary(s). If the spouse of a deceased Certificate Owner is entitled to receive all or some portion of the death benefit amount, the spouse may elect to continue the certificate as the new Certificate Owner. This election is only allowed prior to the Maturity Date and can be elected only one time. When the spouse elects to continue the certificate, the death benefit that the spouse is entitled to receive will become the new Certificate Value for the continued certificate.

If the certificate is owned by a non-natural person, such as a trust, and the Primary Annuitant dies before the Maturity Date, we will pay the death benefit to the Certificate Owner. If a Joint Annuitant dies prior to the Maturity Date, a death benefit is not paid. The Certificate Owner may appoint a new Joint Annuitant.

DISTRIBUTION AT DEATH REQUIREMENTS
Any Beneficiary who is a natural person entitled to a death benefit may, within one year after the date of an Certificate Owner's death, elect to receive the death benefit in the form of an annuity payment option. If an annuity payment option is selected, it may not extend beyond such Beneficiary's life or life expectancy and the payments must begin within one year after the date of death. If an annuity payment option is not elected or the Beneficiary is a non-natural person, the entire death benefit will be distributed in a lump sum no later than five years after the date of death.

DEATH ON OR AFTER THE MATURITY DATE
If an Certificate Owner dies on or after the Maturity Date and there is no surviving Certificate Owner, any remaining annuity payments will be paid to the Beneficiary under the annuity payment option in effect on the date of death. If there is a surviving Certificate Owner, the payments continue as if there had been no death. Payments to the Beneficiary or surviving Certificate Owner may not be deferred or otherwise extended. If the Annuitant and Joint Annuitant(s), if any, die and are survived by any Certificate Owner, any remaining period certain annuity payments will be paid to such Certificate Owner. Payments may not be deferred or otherwise extended.

--------------------------------------------------------------------------------
                             SECTION 11: ASSIGNMENT
--------------------------------------------------------------------------------

You may assign your interest in this contact, except as otherwise provided, without the consent of any person other than an irrevocable Beneficiary. Your interest, any interest of the Annuitant, and of any revocable Beneficiary shall be subject to the terms of the assignment.

We will not be considered to have notice of any assignment of an interest in this certificate until we receive the original or copy of the written assignment at our Annuity Operations Division. In no event will we be responsible for the validity or sufficiency of any assignment. Any change will be subject to any payment made or actions taken by us before we received the written assignment at our Annuity Operations Division.

If this certificate is issued in a tax-qualified plan, this certificate is subject to assignment restrictions for Federal Income Tax purposes. In such event, this certificate shall not be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose, to any person other than us.

--------------------------------------------------------------------------------
                     SECTION 12: DEFERRAL OF DETERMINATIONS
--------------------------------------------------------------------------------

We may postpone the processing of any withdrawals or surrender for up to six months from the date of request contingent upon approval by the insurance supervisory official in the jurisdiction in which this certificate is issued.

--------------------------------------------------------------------------------
                     SECTION 13: PROOF REQUIRED FOR PAYMENT
--------------------------------------------------------------------------------

We may require proof of the correct age of the Annuitant and Joint Annuitant, if any, before any annuity payments begin. We also have the right to require proof of the identity, age, and survival of any person entitled to any payment under this certificate or upon whose life any payments depend.

--------------------------------------------------------------------------------
                            SECTION 14: MISSTATEMENTS
--------------------------------------------------------------------------------

If the age or sex of the Annuitant or Joint Annuitant has been misstated, any benefits payable will be adjusted to the amount that the Certificate Value would have purchased based on the Annuitant's or Joint Annuitant's correct age and sex. Any overpayment(s) and underpayment(s) made by us will be charged or credited against future payments to be made under the certificate. We will charge interest on any overpayments and credit interest on any underpayments at the effective annual rate required by the state where this certificate is delivered.

--------------------------------------------------------------------------------
                       SECTION 15: CHANGE OF MATURITY DATE
--------------------------------------------------------------------------------

You may, by written request, change your Maturity Date at any time within 30 days prior to the Maturity Date. The new Maturity Date must be no later than (a) the Certificate Anniversary nearest the younger Annuitant's 95th birthday, or
(b) ten years from the Certificate Date, whichever is later, but in no event earlier than the fifth Certificate Anniversary. If no change request is received by us, the Maturity Date will be as shown on the Schedule Pages.

--------------------------------------------------------------------------------
                        SECTION 16: STATEMENT OF ACCOUNT
--------------------------------------------------------------------------------

We will send you a statement of account annually, or more frequently, as required by law. The statement of account will include the Certificate Value, Surrender Value, and withdrawals. The statement of account will show any other information required by the state or Federal laws or regulations. The statement will be mailed to your most recent post office address on file at our Annuity Operations Division.

--------------------------------------------------------------------------------
                          SECTION 17: ANNUITY BENEFITS
--------------------------------------------------------------------------------

On or before the Maturity Date, you may elect any one of the annuity payment options as described in Section 18. If no election is made, we shall begin to pay a series of annuity payments automatically to the Certificate Owner beginning on the Maturity Date for a period certain of 10 years and as long thereafter as the Annuitant lives. The amount of each annuity payment will be equal to the Certificate Value on the Maturity Date less any applicable tax, divided by $1,000 and then multiplied by the applicable annuity payment factors.

If the amount to be applied on the Maturity Date is less than $2,000 or would result in monthly payments of less than $20, we shall have the right to pay such amount to you in one lump sum in lieu of providing such annuity. We also have the right to change the annuity payment frequency to annual if the monthly annuity payment would otherwise be less than $20.

--------------------------------------------------------------------------------
                       SECTION 18: ANNUITY PAYMENT OPTIONS
--------------------------------------------------------------------------------

Election of an annuity payment option must be made by written request. We reserve the right to require that the election of a payment option be in the form of a supplementary certificate distributed by us reflecting the terms of the payment option elected. You may not change the annuity payment option you elected after the first annuity payment is made. Where the election of an annuity payment option is made by the Beneficiary of any death benefit payable under this certificate, limited as described in Section 10, the term "Annuitant" as used below shall refer to such Beneficiary.

OPTION A - LIFE ANNUITY WITH SPECIFIED PERIOD CERTAIN
A fixed payout annuity payable monthly while the Annuitant is living or, if later, the end of the specified period certain. The period certain may be specified as 5, 10, or 20 years. The period certain must be specified at the time this option is elected.

OPTION B - NON-REFUND LIFE ANNUITY
A fixed payout annuity payable monthly while the Annuitant is living. No monthly payment, death benefit or refund is payable after the death of the Annuitant.

Under either Option A or B, the applicable annuity payment option factor used to determine the payment amount will not be less than the rate based on the 2000 Individual Annuity Mortality Table with a 10-year age setback and an interest rate of 2.5%. Other values and tables may be used for other payment options that we may make available.

OTHER ANNUITY PAYMENT OPTIONS
We may offer other annuity payment options or alternative versions of the options listed above.


TABLES OF FIXED ANNUITY PAYMENT FACTORS
The tables below provide the minimum annuity payment factors for a monthly life annuity with payments on a fixed basis for each $1,000 applied. If our annuity payment factors in effect on the Maturity Date are more favorable, we will use those rates. Annuity payment factors for payment frequencies, periods, ages and any current rate information not shown here will be provided upon request.

             OPTIONS A - LIFE ANNUITY WITH SPECIFIED PERIOD CERTAIN

----------------------------------------------------------------------------------------
                  5 YEARS CERTAIN         10 YEARS CERTAIN         20 YEARS CERTAIN
------------ ------------------------ ------------------------ -------------------------
     AGE         MALE       FEMALE        MALE       FEMALE       MALE        FEMALE
------------ ------------ ----------- ------------ ----------- ----------- -------------
     40          $2.90       $2.79       $2.89        $2.79       $2.89       $2.78
------------ ------------ ----------- ------------ ----------- ----------- -------------
     45          3.05        2.92         3.05        2.92        3.03         2.91
------------ ------------ ----------- ------------ ----------- ----------- -------------
     50          3.24        3.08         3.24        3.08        3.21         3.06
------------ ------------ ----------- ------------ ----------- ----------- -------------
     55          3.48        3.28         3.47        3.28        3.42         3.25
------------ ------------ ----------- ------------ ----------- ----------- -------------
     60          3.79        3.54         3.76        3.53        3.67         3.48
------------ ------------ ----------- ------------ ----------- ----------- -------------
     65          4.17        3.87         4.13        3.85        3.97         3.76
------------ ------------ ----------- ------------ ----------- ----------- -------------
     70          4.67        4.30         4.61        4.26        4.30         4.09
------------ ------------ ----------- ------------ ----------- ----------- -------------
     75          5.36        4.88         5.21        4.81        4.63         4.45
------------ ------------ ----------- ------------ ----------- ----------- -------------
     80          6.28        5.68         5.97        5.51        4.92         4.80
------------ ------------ ----------- ------------ ----------- ----------- -------------
     85          7.49        6.81         6.82        6.41        5.12         5.07
------------ ------------ ----------- ------------ ----------- ----------- -------------
     90          9.04        8.38         7.70        7.42        5.22         5.21
----------------------------------------------------------------------------------------

                       OPTION B - NON-REFUND LIFE ANNUITY

                    -----------------------------------------
                          AGE           MALE        FEMALE
                    --------------- ------------ ------------
                           40          $2.90        $2.79
                    --------------- ------------ ------------
                           45           3.05         2.92
                    --------------- ------------ ------------
                           50           3.24         3.08
                    --------------- ------------ ------------
                           55           3.49         3.28
                    --------------- ------------ ------------
                           60           3.79         3.54
                    --------------- ------------ ------------
                           65           4.18         3.87
                    --------------- ------------ ------------
                           70           4.69         4.31
                    --------------- ------------ ------------
                           75           5.40         4.90
                    --------------- ------------ ------------
                           80           6.38         5.73
                    --------------- ------------ ------------
                           85           7.73         6.94
                    --------------- ------------ ------------
                           90           9.61         8.73
                    -----------------------------------------

[LOGO] Phoenix(R)




    Group Single Premium Deferred Equity Indexed Modified Guaranteed Annuity
                  Nonparticipating - not eligible for dividends





05FNDEIA-C